November 8, 2007
For Immediate Release
Phone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Contact: Joanne Brigandi x 4240

SJI Reports Nine Month 2007 Results
Raises 2007 Earnings Guidance

Folsom, NJ– South Jersey Industries (NYSE: SJI) today announced income from continuing operations for the first nine months of 2007 of $46.5 million, or $1.58 per share, compared with $51.9 million, or $1.78 per share, for the comparable 2006 period. For the third quarter of 2007, SJI produced $8.6 million of income from continuing operations, or $0.29 per share, compared with income from continuing operations of $15.1 million, or $0.51 per share, for the same quarter of 2006.
 “Reflecting the strength of our performance to date and our expectations for the remainder of the year, I am now raising SJI’s Economic Earnings per share target range to $2.04 - $2.11, or 10% to 14% above the 2006 level of $1.85,” said SJI Chairman & CEO Edward J. Graham. SJI previously targeted at least a 7% to 12% increase above the 2006 level. SJI’s ability to deliver economic earnings at the targeted level is being aided by the strong 2007 performance of its wholesale commodity marketing business. “The recent action by our board to announce a 10% dividend increase also reflected the many opportunities ahead of us to continue growing SJI’s performance for the remainder of 2007 and beyond,” continued Graham.
Economic Earnings from continuing operations, which eliminates all unrealized gains or losses on commodity derivative transactions and adjusts for realized gains and losses attributed to hedges on inventory transactions, were up 27% to $43.0 million for the first nine months of 2007, from $33.9 million for the same period in 2006. Economic Earnings per share from continuing operations were $1.46 and $1.16 for the first nine months of 2007 and 2006, respectively. For the third quarter of 2007 Economic Earnings from continuing operations reflected a loss of $1.5 million, or $0.05 per share, compared with income of $2.8 million, or $0.10 per share, for the third quarter of 2006. (Please refer to the Explanation and Reconciliation of Non-GAAP Measures at the end of this release.)

-MORE-

SJI Earnings – Add 1

SJI’s Third Quarter 2007 Highlights:

➢	Raised 2007 Economic EPS growth guidance to 10%-14% above 2006 Economic EPS.
➢	Announced a 10% dividend increase.
➢	Maintained a strong balance sheet: equity-to-capitalization ratio, including short-term debt, was 48.4% at September 30, 2007.
➢	Moody’s Investor Service raised the ratings outlook for South Jersey Gas to positive.
➢
KLD Research & Analytics announced the inclusion of SJI in its Global Climate 100 Index, a specialty index of companies whose activities demonstrate the greatest potential for mitigating immediate and long-term causes of climate change.

➢	Announced an agreement to develop and operate a landfill gas-to-electricity project located in Salem County, N.J.

Utility Business Posts Record 9-Month Performance: For the first nine months of 2007, SJG reported net income of $26.4 million, a 12% increase from the $23.5 million earned during the same period in 2006. Performance drivers for the nine months were customer margin growth, the fourth quarter 2006 implementation of the Conservation Incentive Program Tariff, and lower interest expense. These positives offset higher depreciation, increased operating and maintenance expenses, and lower income from off-system sales experienced in the 2007 period compared with the same prior-year period. SJG recorded a $1.7 million net loss for the third quarter of 2007 compared with a $1.5 million net loss for the third quarter of 2006. The third quarter is traditionally a loss quarter for the utility due to lack of heating demand.

•
Conservation Incentive Program Delivers Results – The CIP has protected $4.4 million of net income year-to-date for SJG by offsetting the impacts of reduced customer utilization levels. There was no CIP benefit for the third quarter due to low demand in the summer months. The CIP has enabled SJG to actively promote energy conservation in our service territory, helping our customers lower their energy bills. In addition, our customers are also benefiting under the CIP from reduced costs achieved within our gas supply and storage portfolio.

-MORE-

SJI Earnings – Add 2

•
Customer Margin Growth Remains Strong - South Jersey Gas added 6,201 customers, a 1.9% increase, during the 12-month period ended September 30, 2007, for a total of 331,790. Despite the housing slowdown, total utility margin grew significantly in 2007 as the contribution from our commercial customer segment was particularly strong. Customers added in the past 12 months are anticipated to contribute approximately $2.0 million to net income annually. Natural gas remains the fuel of choice within our service territory, with over 95% of all new homes constructed using natural gas as their primary heating source. The clean burning characteristics of natural gas and the significant price advantage currently enjoyed by natural gas over alternative heating fuels in our market should support our efforts to acquire new customers in both the new housing and conversion markets.

Non-Utility Posts Strong Year-to-Date Results: Non-utility operations produced income from continuing operations on a GAAP basis of $20.1 million and $10.3 million for the nine months and three months ended September 30, 2007, respectively, compared with $28.3 million and $16.6 million for the same periods in 2006. On an Economic Earnings basis, non-utility income from continuing operations for the first nine months of 2007 was $16.6 million, compared with $10.3 million earned for the same period in 2006. Economic Earnings for the year-to-date benefited primarily from the extremely strong performance posted by our commodity marketing business during the first quarter of 2007. As expected, those portfolio management decisions that benefited the first quarter negatively impacted third quarter 2007 results. Economic Earnings were $0.2 million for the third quarter of 2007 compared with $4.4 million for the same period in 2006. Performance at our key non-utility business lines was as follows:

-MORE-

SJI Earnings – Add 3

•
Commodity Marketing – This business line produced $12.9 million of Economic Earnings for the first nine months of 2007, compared with $6.3 million for the same period in 2006. For the third quarter of 2007 commodity marketing reduced SJI’s Economic Earnings by $1.6 million, compared with a $2.9 million benefit posted in the third quarter of 2006. We hedge an initial profit margin on each commodity transaction we enter into and then seek to build upon those margins by taking advantage of favorable market conditions. Losses on hedge transactions recognized during the third quarter were directly related to transactions that produced significantly greater income in the first quarter. Commodity marketing maintains 10Bcf of gas storage capacity under management. Storage capacity creates opportunities for our wholesale commodity business to lock in attractive margins resulting from volatility in gas market pricing. As of September 30, 2007 our commodity marketing business had fully hedged $22.5 million of pre-tax income for the 2007-2008 winter, and had already hedged $10.7 million of pre-tax income for the 2008-2009 winter season. A winter season encompasses the fourth quarter of one fiscal year and the first quarter of the next fiscal year. The timing of the recognition of this income could vary due to a number of factors.

•
On-Site Energy Production – For the first nine months of 2007 our on-site energy production business contributed $2.9 million to SJI’s net earnings, compared with $2.6 million earned during the same period in 2006. This business added $1.3 million to SJI’s bottom line in the third quarter of 2007, compared with $1.1 million for the prior-year period. Marina’s 2007 performance reflects additional projects brought online since mid-2006. Of the projects that are under development, Burlington County Landfill Energy began commercial operations on October 1, 2007; our third unit at the Atlantic County landfill is scheduled to go online in November; and we expect to complete the financing for the thermal plant serving the Echelon resort in Las Vegas during the fourth quarter. In addition, we are actively pursuing energy project opportunities at a substantial number of proposed gaming projects in Atlantic City, Las Vegas and tribal areas. Marina develops, owns and operates on-site energy plants. We expect these projects to provide annuity-like income streams under long-term contracts.

-MORE-

SJI Earnings – Add 4

•
Retail Services – Retail services, which include appliance warranty and repair, HVAC installation, and meter reading, contributed $0.8 million to net income during the first nine months of 2007 compared with $1.4 million of net income for the prior-year period. For the third quarter, retail services contributed $0.5 million to net income, up $0.1 million from the same 2006 quarter.

SJI’s Balance Sheet Remains Strong: Our equity-to-capitalization ratio, inclusive of short-term debt, was 48.4% at September 30, 2007, compared with 44.6% at the same point in 2006. Strong earnings growth produced the improvement. Our goal remains for this ratio to average close to 50% annually. At our utility the equity to capitalization ratio was 50.0% and 46.8% at September 30, 2007 and 2006, respectively. The strength of SJG’s balance sheet was one of the factors that led Moody’s Investor Services to move SJG’s ratings outlook to “positive”. Other factors noted by Moody’s include SJG’s CIP tariff and the income streams generated by our non-utility businesses.

Explanation and Reconciliation of Non-GAAP Financial Measures:
This press release includes the non-GAAP financial measures of Economic Earnings and Economic Earnings per share. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to commodity transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our commodity marketing activities, as no change in value is reflected for the non-derivative portion of the transaction.

-MORE-

SJI Earnings – Add 5

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:

	Three Months Ended
	September 30,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$8,564	$15,065
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(10,508)	(13,523)
Realized (Gains)/Losses on
Inventory Injection Hedges	406	1,296
Economic Earnings	$(1,538)	$2,838

Earnings per share
From Continuing Operations	$0.29	$0.51
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(0.35)	(0.46)
Realized (Gains)/Losses on
Inventory Injection Hedges	0.01	0.05
Economic Earnings per share	$(0.05)	$0.10

-MORE-

SJI Earnings – Add 6

Non-Utility Income
From Continuing Operations	$10,291	$16,581
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(10,508)	(13,523)
Realized (Gains)/Losses on
Inventory Injection Hedges	406	1,295

Economic Earnings	$191	$4,353

Commodity Marketing Income
From Continuing Operations	$8,479	$15,143
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(10,508)	(13,523)
Realized (Gains)/Losses on
Inventory Injection Hedges	406	1,295

Economic Earnings	$(1,623)	$2,915

	Nine Months Ended
	September 30,
	2007	2006
	(in thousands)

Income
From Continuing Operations	$46,547	$51,910
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(5,196)	(21,491)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,662	3,453
Economic Earnings	$43,013	$33,872

-MORE-

SJI Earnings – Add 7

Earnings per share
From Continuing Operations	$1.58	$1.78
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(0.18)	(0.74)
Realized (Gains)/Losses on
Inventory Injection Hedges	0.06	0.12
Economic Earnings per share	$1.46	$1.16

Non-Utility Income
From Continuing Operations	$20,104	$28,328
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(5,196)	(21,491)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,662	3,452
Economic Earnings	$16,570	$10,289

Commodity Marketing Income
From Continuing Operations	$16,423	$24,338
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses	(5,196)	(21,491)
Realized (Gains)/Losses on
Inventory Injection Hedges	1,662	3,452
Economic Earnings	$12,889	$6,299

-MORE-

SJI Earnings – Add 8

Webcast and Conference Call Details
South Jersey Industries’ President and CEO, Edward J. Graham, will be hosting an open conference call and webcast on Thursday, November 8, 2007 at 2:00pm EST to discuss the company’s 2007 third quarter results and future prospects. To participate in the conference call, dial 1-866-713-8562 approximately 10 minutes ahead of the scheduled time and enter the participant passcode 59984714. To access the webcast simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 20776393. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”
and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy Solutions, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

###

SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED
	Three Months Ended
	September 30,
	2007	2006
Operating Revenues:
Utility	$83,385	$73,541
Nonutility	72,843	81,164

Total Operating Revenues	156,228	154,705

Operating Expenses:
Cost of Sales - Utility	61,188	50,840
Cost of Sales - Nonutility	47,976	46,110
Operation and Maintenance	17,628	17,050
Depreciation	6,982	6,646
Energy and Other Taxes	1,587	1,783

Operating Income	20,867	32,276

Other Income and Expense:
Equity in Affiliated Companies	178	196
Other	303	639

Total Other Income and Expense	481	835

Interest Charges *	(6,966)	(7,462)

Income Taxes	(5,818)	(10,584)

Income from Continuing Operations	8,564	15,065

Discontinued Operations - Net	(33)	(149)

Net Income	$8,531	$14,916

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$0.290	$0.515
Discontinued Operations - Net	(0.001)	(0.005)

Basic Earnings Per Common Share	$0.289	$0.510

Average Common Shares Outstanding - Basic	29,518	29,225

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$0.289	$0.514
Discontinued Operations - Net	(0.001)	(0.005)

Diluted Earnings Per Common Share	$0.288	$0.509

Average Common Shares Outstanding - Diluted	29,627	29,320

	Nine Months Ended
	September 30,
	2007	2006
Operating Revenues:
Utility	$441,073	$438,168
Nonutility	255,241	242,917

Total Operating Revenues	696,314	681,085

Operating Expenses:
Cost of Gas Sold - Utility	314,408	318,041
Cost of Sales - Nonutility	198,830	177,195
Operation and Maintenance	56,065	52,229
Depreciation	20,884	19,384
Energy and Other Taxes	8,891	8,405

Operating Income	97,236	105,831

Other Income and Expense:
Equity in Affiliated Companies	600	906
Other	1,184	1,434

Total Other Income and Expense	1,784	2,340

Interest Charges *	(20,123)	(20,045)

Income Taxes	(32,350)	(36,216)

Income from Continuing Operations	46,547	51,910

Discontinued Operations - Net	(235)	(378)

Net Income	$46,312	$51,532

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$1.581	$1.781
Discontinued Operations - Net	(0.008)	(0.013)

Basic Earnings Per Common Share	$1.573	$1.768

Average Common Shares Outstanding - Basic	29,449	29,140

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$1.575	$1.777
Discontinued Operations - Net	(0.008)	(0.013)

Diluted Earnings Per Common Share	$1.567	$1.764

Average Common Shares Outstanding - Diluted	29,561	29,215

	Twelve Months Ended
	September 30,
	2007	2006
Operating Revenues:
Utility	$604,904	$628,593
Nonutility	341,753	337,881

Total Operating Revenues	946,657	966,474

Operating Expenses:
Cost of Sales - Utility	427,982	459,996
Cost of Sales - Nonutility	266,157	258,289
Operation and Maintenance	75,599	77,144
Depreciation	27,749	25,520
Energy and Other Taxes	11,963	12,032

Operating Income	137,207	133,493

Other Income and Expense:
Equity in Affiliated Companies	824	1,215
Other	2,422	1,775

Total Other Income and Expense	3,246	2,990

Interest Charges *	(27,749)	(25,442)

Income Taxes	(45,817)	(45,325)

Income from Continuing Operations	66,887	65,716

Discontinued Operations - Net	(675)	(530)

Net Income	$66,212	$65,186

Basic Earnings Per Common Share (Based on
Average Basic Common Shares Outstanding):
Continuing Operations	$2.275	$2.264
Discontinued Operations - Net	(0.023)	(0.018)

Basic Earnings Per Common Share	$2.252	$2.246

Average Common Shares Outstanding - Basic	29,407	29,029

Diluted Earnings Per Common Share (Based on
Average Diluted Common Shares Outstanding):
Continuing Operations	$2.266	$2.255
Discontinued Operations - Net	(0.023)	(0.018)

Diluted Earnings Per Common Share	$2.243	$2.237

Average Common Shares Outstanding - Diluted	29,519	29,144

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.